Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Names J. Ronald Dail Chief Operating Officer
J. Ronald Dail, leader of Huron's healthcare performance improvement business unit, to become chief operating officer effective July 1, 2022
CHICAGO — June 1, 2022 — Global professional services firm Huron (NASDAQ: HURN) today announced that J. Ronald Dail will succeed C. Mark Hussey as chief operating officer effective July 1, 2022. Upon his promotion, Dail will report to Hussey, Huron’s president. Hussey will remain president until he becomes CEO and president on January 1, 2023, as part of the Company’s previously announced CEO transition.
“With the significant growth opportunity ahead for all three of our operating segments, we have a meaningful opportunity to efficiently expand our growing business on a global scale. I am confident that under Ronnie’s leadership we will further optimize our business while focusing on accelerated revenue growth,” said James H. Roth, chief executive officer, Huron.
“Ronnie is a seasoned executive through his work leading Huron’s healthcare performance improvement business, the Company’s largest business unit, and addressing our hospital and health system clients’ business challenges. I am excited to have Ronnie apply his extensive operational experience to our business to unlock further value for all of our stakeholders,” added Hussey.
Dail will assume responsibility for the Company’s operations, human resources and marketing organizations. He will be responsible for ensuring operational excellence across the company while supporting Huron’s strategy of achieving consistent revenue growth and improved profitability.
“I am incredibly excited and energized to take on this new role as we pursue even greater operational excellence. I look forward to partnering with our senior leadership team and the broader Huron team to advance our growth strategy,” said Dail.
Prior to his promotion, Dail led Huron’s healthcare performance improvement business unit. Through his leadership, the healthcare performance improvement business unit has delivered meaningful and sustainable results to clients throughout the country, enabling them to achieve hundreds of millions of dollars in annual, recurring benefit.
Dail brings over 30 years of management consulting experience. In 2004, Dail joined Stockamp & Associates, which was acquired by Huron in 2008. Prior to joining Stockamp, he worked at Accenture, where he specialized in complex program management, strategic planning, systems integration and process improvement initiatives. Dail holds a Bachelor of Arts in economics from the University of North Carolina at Chapel Hill.
ABOUT HURON
Huron is a global consultancy that collaborates with clients to drive strategic growth, ignite innovation and navigate constant change. Through a combination of strategy, expertise and creativity, we help clients accelerate operational, digital and cultural transformation, enabling the change they need to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the impact of the COVID-19 pandemic on the economy, our clients and client demand for our services, and our ability to sell and provide services, including the measures taken by governmental authorities and businesses in response to the pandemic, which may cause or contribute to other risks and uncertainties that we face; failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2021 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.
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